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                                                                    EXHIBIT 4.04

                    AMENDMENT TO THIRD AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT

     This Amendment (the "Amendment") to Third Amended and Restated Investors' Rights Agreement dated as of June 10, 1999 (the "Agreement"), by and among Interwoven, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule A thereto (the "Investors"), as amended. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

     The Company has filed a Registration Statement on Form S-1 in connection with an underwritten public offering of 1,000,000 shares of its common stock and up to 2,450,000 shares of its common stock held by certain of its stockholders.

     As is set forth in Sections 5 of the Agreement, the Investors are entitled to be given notice of the Company's decision to file the Registration Statement, and to participate in the offering covered by such Registration Statement to the extent that Investors have furnished the Company with a written request to participate within 20 days of receiving such notice.

     Now, therefore, in consideration of the foregoing and the mutual promises contained herein, pursuant to Section 17.6 of the Agreement, the undersigned Investor hereby agrees as follows:


     1.   The Agreement shall be amended to include the following Section 5.4:

          "5.4 Limitation on Piggyback Registration. Notwithstanding anything in
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     this Section 5 to the contrary, Section 5 of this Agreement shall not apply to offer and sale of the Company's securities contemplated by the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission on December 17, 1999."

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
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             SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT AMENDMENT

In witness whereof, the parties hereto have executed this Amendment to Third Amended and Restated Investor Rights Agreement.

Dated:  ___________, ______

                              Company:

                                   Interwoven, Inc., a Delaware corporation


                                   By:__________________________

                                   Name:

                                   Title:


                              Investor:

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Name

                                   _____________________________________________
                                   Title, if signatory is an entity